Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:  Intraware, Inc., a Delaware corporation
Number of Shares:  41,730
Class Stock:  Common
Warrant Price:  $1.19 per Share
Issue Date:  August 1, 2003
Expiration Date:  August 1, 2010

THIS WARRANT CERTIFIES THAT, for the agreed-upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the company (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.           EXERCISE.

1.1.          Method of Exercise.  Holder may exercise this Warrant by delivering a duly executed Notice of Exercise, in substantially the form attached hereto as Appendix 1, to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company) or other from of payment acceptable to the Company for the aggregate Warrant Price of the Shares being purchased.

1.2.          Conversion Right.  In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (i) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (ii) the fair market value of one Share.  The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3.          Fair Market Value.  If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering).  If the Company’s common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company’s common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the initial “price to public” per share price specified in the final prospectus relating to such offering), in both cases, multiplied  by the number of shares of the Company’s common stock into which a Share is convertible.  If the Company’s common stock is  not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4.          Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5.          Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (i) in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or (ii) in the case of mutilation the surrender and cancellation of this Warrant, the Company shall execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor.

1.6.          Treatment of Warrant Upon Acquisition of the Company.

1.6.1        Acquisition.  For the purpose of this Warrant, “Acquisition” means any sale, license or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2        Treatment of Warrant at Acquisition.

(a)           Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash or securities listed on a national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market (or a combination thereof) either (i) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than thirty (30) days prior to the closing of the proposed Acquisition.

(b)           Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (i) Holder may exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than thirty (30) days prior to the closing of the proposed Acquisition.

(c)           Upon the closing of any Acquisition other than those particularly described in paragraphs (a) and (b) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein, “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

ARTICLE 2.           ADJUSTMENTS TO THE SHARES.

2.1.          Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend on the Shares payable in its common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date on which the dividend occurred.  If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2.          Reclassification, Exchange, Combinations or Substitution.  Upon any reclassification, exchange, combination, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, combination, substitution or other event.  Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock.  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, combination, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3.          No Impairment.  The Company shall not undertake any amendment of its Certificate of Incorporation, reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or other voluntary action for the purpose of avoiding, or seeking to avoid, the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

2.4.          Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of the Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.5.          Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing and, at the Company’s expense, promptly compute such adjustment and furnish Holder with a certificate of its Secretary or its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder with a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.           REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1.          Representations and Warranties.  The Company represents and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall upon issuance be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2.          Notice of Certain Events.  If the Company proposes at any time to (i) declare any dividend or distribution upon any of its stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend, (ii) offer for sale additional shares of any class or series of the Company’s stock, (iii) effect any reclassification or recapitalization of any of  its stock, or (iv) merge or consolidate with or into any other corporation, or sell, lease, license or convey all or substantially all of its assets, or liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least thirty (30) days’ prior written notice of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of the Company’s common stock will be entitled thereto) or for determining rights to vote (if any) in respect of the matters referred to in clauses (i) and (ii) above; and (2) in the case of the matters referred to in clauses (iii) and (iv) above, at least thirty (30) days’ prior written notice of the date on which the same will take place (and specifying the date on which the holders of the Company’s common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.3.          No Shareholder Rights.  Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4.           REPRESENTATIONS OF HOLDER.  Holder represents and warrants to the Company as follows:

4.1.          Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2.          Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3.          Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4.          Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5.          No Registration.  Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act, and that such issuance is (or, in the case of the Shares issuable upon exercise or conversion hereof, will be) in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5.           MISCELLANEOUS.

5.1.          Term.  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2.          Legends.  Any certificate evidencing the Shares issued upon exercise of this Warrant shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5.3 OF THE WARRANT DATED AUGUST 1, 2003 UPON THE EXERCISE OF WHICH THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3.          Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares (Holder’s parent company) or any other Affiliate of Holder.  In addition, this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied, including a customary letter of representations, but provided further that the Company shall not require an opinion of counsel as to such a disposition.

5.4.          Transfer Procedure.  Upon receipt by Holder of the executed Warrant, Holder will transfer all of this Warrant to Silicon Valley Bancshares, Holder’s parent company, by execution of an Assignment substantially in the form of Appendix 2.  Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Silicon Valley Bancshares and any subsequent holder may transfer all or any portion of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee; provided, however, that in connection with any such transfer Silicon Valley Bancshares or any subsequent holder will give the Company notice of the name, address and taxpayer identification number of the transferee and will surrender this Warrant to the Company for reissuance to the transferee(s).

5.5.          Notices.  All notices and other communications from the Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, to such address as may have been furnished to the Company or Holder by the other (as the case may be) or, if given by facsimile, then on the first business day after transmission by facsimile.  Effective upon receipt of the fully executed Warrant and the initial transfer described in Section 5.4 above, all notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Silicon Valley Bancshares

Attn:  Treasury Department

3003 Tasman Drive, HA 200

Santa Clara, CA 95054

Telephone:  408-654-7400

Facsimile:  408-496-2405

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Intraware, Inc.

Attn: General Counsel

25 Orinda Way

Orinda, CA  94563

Telephone:  (925) 253-4500

Facsimile:  (925) 253-4599

5.6.          Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7.          Attorney’s Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

5.8.          Automatic Conversion upon Expiration.  In the event that upon the Expiration Date the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

5.9.          Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10.        Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

“HOLDER”
Silicon Valley Bank

By: /s/ Brian Harrison

Name: Brian Harrison

Title: Vice President

“COMPANY”
Intraware, Inc.
a Delaware corporation

By: /s/ Wendy Nieto

Name: Wendy Nieto

Title: Chief Financial Officer

APPENDIX 1

NOTICE OF EXERCISE

1.             Holder elects to purchase ___________ shares of the Common Stock of Intraware, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.             Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.  This conversion is exercised for ___________________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.             Please issue a certificate or certificates representing the shares in the name specified below:

Holder’s Name

(Address)

3.  By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:
Name:
Title:
Date:

APPENDIX 2

ASSIGNMENT

For value received, Silicon Valley Bank hereby sells, assigns and transfers unto

Name:	Silicon Valley Bancshares
Address:	3003 Tasman Drive (HA-200)
Santa Clara, CA 95054

Tax ID:	91-1962278

that certain Warrant to Purchase Stock issued by Intraware, Inc. (the “Company”), on August 1, 2003 (the “Warrant”) together with all rights, title and interest therein.

SILICON VALLEY BANK

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, Silicon Valley Bancshares makes each of the representations and warranties set forth in Article 4 of the Warrant  as of the date hereof.

SILICON VALLEY BANCSHARES

By:
Name:
Title:

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